Agreement to Invest
                      St. Charles Townhomes Partners, L.P.
                        Homes for America Holdings, Inc.

     THIS AGREEMENT TO INVEST made this 30th day of November, 2001, by and between St. Charles Townhomes Partners, L.P., a Texas limited partnership (hereinafter called "SCT" or the "Partnership"), Windridge Woodcrest Management, Inc., a Texas corporation and the current general partner of SCT ("Windridge"), and Homes for America Holdings, Inc., a Nevada corporation (hereinafter called "HAH");

                          W I T N E S S E T H    T H A T:

1. Investment. For the consideration hereinafter set forth, but subject to the terms, provisions, covenants and conditions herein contained, HAH hereby agrees to invest Four Hundred Thousand Dollars ($400,000) in SCT (the Cash Investment and the Deferred Investment, as defined below), for general and limited partnership interests in SCT and related partnership rights as described herein (the "Interests"), and to pay up to an additional One Hundred Thousand Dollars ($100,000) at Closing for certain expenses, as follows:

(a) Contemporaneously with the execution of this Agreement, HAH shall deposit the amount of Twenty-Five Thousand Dollars ($25,000) (the "Earnest Money") with Safeco Land Title Company, Suite 209, 12900 Preston Road, Dallas, Texas 75230, the title company that prepared SCT's last owner's title insurance policy for the Property or any title company in the metropolitan area of the Property and otherwise mutually acceptable to HAH and SCT (the "Title Company"). The Title Company shall hold the Earnest Money and all additional deposits required or allowed hereunder in escrow subject to the terms of this Agreement. Interest earned on such escrow deposits shall be credited to the depositor but shall be disbursed with the principal as provided herein.

(b)  HAH  shall  also  deposit  One  Hundred   Seventy  Five  Thousand   Dollars
     ($175,000)(the "Additional Deposit"), representing (with the $25,000 Earnest Money described in Section 1(a) above) the balance of monies required for the Cash Investment with the Title Company within five (5) business days after the delivery of the Title Commitment and the Current Survey (as described in Section 2 below) and the delivery of the Amendment (as described in Section 5(c) below). The Title Company shall hold that sum in escrow with the Earnest Money until satisfaction or release of the conditions to Closing set forth herein, when it shall be applied as described in Section 1(c) below. In the event this Agreement is terminated for any reason other than default by HAH the Title Company shall promptly return this escrowed sum (together with any interest earned thereon) to the order of HAH.

(c) At Closing (hereinafter defined), HAH shall invest Two Hundred Thousand Dollars ($200,000) (the "Cash Investment") in SCT, which Cash Investment shall be distributed by SCT to Community Housing Tax Credit Fund 1997-II, L.P., a Texas limited partnership, and Community Housing Income Equity Fund 1998-I, L.P., a Texas limited partnership (collectively, the "Limited Partners"). At Closing the Title Company shall apply the Earnest Money and the Additional Deposit to the satisfaction of this obligation of HAH.

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(d)  From and after the admission of HAH as general  partner of the  Partnership it shall determine the amount and nature of the outstanding payables of the Partnership due and unpaid as of the Effective Date (hereinafter defined), including all unpaid operating expenses and payables (the "Included Payables") of the Partnership (other than real estate taxes, payroll taxes, management fees, property insurance and utility bills, which SCT shall have paid to date as of the Transfer Date (described in Section 11 below). During the period after the Transfer Date through and including the Closing HAH shall in managing the affairs of the Partnership pay, compromise, or otherwise satisfy the payables (including without limitation the Included Payables), and be liable hereunder to pay up to the aggregate sum of One Hundred Thousand Dollars ($100,000) for unpaid Included Payables. The parties shall prepare from the books and records of SCT on or before the Transfer Date an itemized list of the Included Payables (as then known). On or before the Closing HAH shall deliver to SCT an itemized list of any additional Included Payables also accrued and unpaid as of the Effective Date but discovered or identified by HAH after the Transfer Date. In the event there shall be Included Payables outstanding on the Closing Date (or discovered within a reasonable period not to exceed the lesser of six (6) months from the Effective Date or ninety (90) days from Closing) after HAH has paid (from its own funds) One Hundred Thousand Dollars ($100,000) toward Included Payables, the Limited Partners and Windridge together shall be liable to pay into the Partnership (or to the payees of the Included Payables) a sum sufficient to satisfy and release those excess Included Payables; provided the existing partners of the Partnership shall have no liability for such payment without the above accounting from HAH and reasonable evidence of its payment of the first One Hundred Thousand Dollars ($100,000).

(e) HAH shall within the earlier of twelve (12) months of Closing or refinancing of the Property (hereinafter defined) invest in SCT an additional Two Hundred Thousand Dollars ($200,000) to be distributed to the Limited Partners, or distribute Two Hundred Thousand Dollars ($200,000) of refinancing proceeds to the Limited Partners (the "Deferred Investment").

2. Title and Survey Deliveries. Upon SCT furnishing to HAH (a) a title commitment in an amount equal to Four Million Nine Hundred Thousand Dollars ($4,900,000), representing the existing first mortgage balance plus the Cash Investment, the Deferred Investment, and the Escrowed Funds, in form reasonably satisfactory to HAH (the "Title Commitment"), and (b) the current as-built survey for the Property (the "Current Survey"), HAH shall make the Additional Deposit described in subparagraph 1(b) above. The Title Commitment shall not have any survey exception. Within thirty (30) days of the Effective Date SCT shall deliver to HAH an update of the Current Survey with certifications as required by HAH's refinancing lender. If the investment hereunder is consummated in accordance with the terms hereof, the Title Company shall promptly return the Earnest Money to HAH to be applied to the Cash Investment to be paid by HAH at the Closing. In the event of default hereunder by HAH, the Earnest Money shall be applied as provided herein. In the event this Agreement is terminated by HAH in accordance with the terms hereof, the Title Company shall promptly return the Earnest Money to HAH.

3. SCT's Representations. SCT represents that SCT has indefeasible title to the tract of land situated in Dallas County, Texas, described in Exhibit A attached hereto and made a part hereof for all purposes, together with all buildings and other improvements situated thereon, all fixtures and other property affixed thereto and all and singular the rights and appurtenances pertaining to the property, including any right, title and interest of SCT in and to adjacent streets, alleys or rights-of-way (collectively, the "Property"), subject only to general real estate taxes on the Property for


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     the  current  year  and to  zoning  laws,  regulations  and  ordinances  of municipal and other governmental authorities, if any, affecting the Property, the payables described in Paragraph 1 above, any and all valid restrictions, easements and other encumbrances, if any, affecting the Property as the same appear of record, but only to the extent that they are still in effect, and to the encumbrances described in Exhibit B attached hereto, including financing (collectively, the "Permitted Encumbrances"); further, SCT's title is insurable by a TLTA title insurance company of HAH's choice at normal rates, and between the Effective Date and Closing SCT shall not permit or cause any change in the condition of its title, without the advance written consent of HAH, which it may withhold in its sole discretion. SCT further represents to HAH that SCT is duly organized and legally existing as a limited partnership under the Texas Revised Limited Partnership Act, the execution and delivery of, and performance under, this Agreement are within SCT's powers and have been duly authorized by all requisite partnership action, this Agreement constitutes the legal, valid, and binding obligation of SCT enforceable in accordance with its terms, subject to laws applicable generally to creditor's rights and applicable principles of equity and performance of this Agreement will not result in any breach of, or constitute any default under, any agreement or other instrument to which SCT is a party or by which SCT might be bound, there is not pending or, to SCT's knowledge, threatened, any litigation, proceeding, or investigation relating to the Property or SCT's title thereto or to Windridge's right to act as sole general partner of SCT, nor does SCT have reasonable grounds to know of any basis for such litigation, proceedings, or investigations, there exists no violation of any law, regulation, orders, or requirements issued by any governmental agency or authority, or action in any court on account thereof, against or affecting the Property, and except as disclosed in writing attached hereto as an exhibit and incorporated herein, no third party consent is required to effect the admission of HAH as general partner of SCT or the transfers contemplated by this Agreement. SCT further represents that the loan documents and partnership documents itemized on Exhibit C attached hereto and hereby incorporated constitute all of the instruments (i) governing SCT, its ownership, operations, and management (including the removal of G2 Partners II, L.P., the former general partner of SCT ("G2"), and (ii) the obligations to and security granted to Finova.

4. Inspection; Casualty; Condemnation.HAH acknowledges that it has fully inspected the Property (including all buildings and other improvements forming a part thereof) and is thoroughly familiar with its condition. Except for any new condition occurring after the Effective Date other than wear and tear or fire or other casualty, HAH accepts the Property in its present condition. SCT shall bear all risk of loss to the Property from fire or other casualty and all liabilities arising from the Property before the Closing. SCT shall maintain all existing fire and casualty and liability insurance on the Property. SCT shall notify HAH promptly of any damage to the Property, and give HAH a right to inspect such damage. If the damage is in excess of fifty thousand dollars ($50,000), HAH shall have the right, at HAH's option, either to (i) terminate this Agreement, in which event the Title Company shall return the Earnest Money to HAH, and HAH and SCT shall thereafter have no further obligations hereunder, or (ii) proceed with the Closing. In the event the Property or any substantial portion thereof shall become the subject of any condemnation, eminent domain, or other similar proceeding or be taken or condemned by any governmental authority after the Effective Date and before the Closing, SCT shall provide HAH of immediate notice thereof and HAH shall have the right to elect: (i) to terminate this Agreement by written notice to SCT and Title Company, whereupon the Earnest Money and other escrowed sums together with accrued interest thereon shall be immediately refunded to HAH and the parties' obligations hereunder shall terminate; (ii) proceed to Closing, with SCT retaining all right, title, and interest in an to any pending proceeding or proceeds of an earlier taking. SCT shall not compromise or settle any casualty or condemnation claim or proceeding without the prior written consent of HAH, which shall not be unreasonably withheld, delayed, or denied.

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5.   Conditions to HAH's  Obligation to Close. The following shall be conditions precedent to HAH's obligation to close this transaction:

(a) SCT's Representations, Warranties, and Covenants. On the Closing Date, all of SCT's representations and warranties shall be true and correct in all material respects.

(b) No Change in Title. On the Closing Date, there shall not exist any encumbrance or title defect affecting the Property not included within the Permitted Encumbrances, as evidenced by an Title Commitment delivered by SCT to HAH pursuant to Section 2 above (excluding any encumbrance resulting from acts of HAH).

(c) Amendment to Agreement of Limited Partnership. On or before the fifth (5th) business day after the Effective Date (but not before SCT shall have furnished the Title Commitment and Current Survey to HAH), SCT, the Limited Partners, and HAH shall execute and deliver an Amendment to the Limited Partnership Agreement of SCT (the "Amendment") whereby (i) the Limited Partners substantially retain all tax credits but HAH obtains beneficial ownership of SCT and otherwise approximately one hundred percent (100%) of the net cash flow of SCT; (ii) upon sale or refinancing of the Property after the Closing Date (not including a refinancing of the existing mortgage at Closing), the Limited Partners would receive ten percent (10%) of the net sale proceeds (excluding therefrom return of capital for capital expenses at the Property made by HAH after the Effective Date); (iii) HAH agrees to provide the Deferred Investment; (iv) SCT shall indemnify HAH for any actions of SCT's former general partner and any actions that might be commenced by the Texas Department of Housing and Community Affairs concerning this transaction or the status of tax credits and this transaction; (v) Windridge shall withdraw and HAH shall be admitted as the sole general partner of SCT; (vi) the Limited Partners will be liable for the payables as of the Closing Date in excess of the first One Hundred Thousand Dollars ($100,000) of Included Payables; and (vii) the Limited Partners shall pledge their limited partnership interests in SCT (which shall be otherwise unencumbered) to secure the repayment obligation to HAH described in Section 11(b) below and to indemnify HAH for breach or default by SCT, or for any and all claims arising from the removal of G2 and REM Properties Inc. or from a declaration by Finova of a default or breach based upon a default of SCT before the Effective Date (including without limitation a default under ss. 7.13 of the Finova Loan Agreement). The Amendment shall provide for its own termination, and the restoration of Windridge as general partner, in the event on the Closing Date the conditions to Closing remain unsatisfied. Promptly after the Effective Date SCT and HAH shall prepare and agree upon the form of Amendment which shall be attached hereto and incorporated by reference herein, in any event on or before the fifth (5th) business day after the Effective Date.

(d) Cooperation in Application to Finova. Promptly after the Effective Date (but not before a written request from HAH) SCT shall apply to its existing first mortgage lender, Finova Capital Corporation ("Finova") for (i) an estoppel certificate showing that SCT is not in default under the first mortgage financing and identifying the applicable instruments governing the Finova loan and/or (ii) consenting to the terms and conditions of the Amendment, including without limitation the admission of HAH as sole general partner and withdrawal of Windridge as contemplated by the Amendment. Upon HAH request, if the Finova estoppel certificate does not expressly waive or release prior defaults or excepts out defaults unknown to Finova, the estoppel certificate shall expressly consent both to Windridge's prior admission as general partner and the removal of the preceding general partner. HAH shall cooperate in providing information required by Finova for the application for consent. The Finova loan


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     documents  do not  provide  for a fee or  expense on  application  for such consent, but Finova may withhold its consent in its sole discretion. The parties hereto agree that any and all expenses related to the application for admission of HAH as general partner, including the Amendment, shall be paid one half (1/2) by HAH and one half (1/2) by SCT; provided that HAH shall not be obligated to pay (i) for any fee or expense related to the removal of G2 or admission of Windridge and (ii) in no event shall either party's liability under this provision exceed Thirty Thousand Dollars ($30,000).

(e) Absence of Litigation. At Closing there shall not be any outstanding claim by G2, REM Properties Inc., or any principal, affiliate, officer, or representative thereof, pending or threatened against SCT or the Property, and unless SCT delivers a satisfactory release of such claims at Closing it shall provide guaranties from Chi Investment Corporation and from Ms. Susan Schweikert, a principal owner of Chi Investment Corporation, securing HAH in SCT's indemnities for the liability, cost, and defense from any such claim incurred by HAH; provided such guaranties shall also secure HAH in the event Finova's consent is not sought and obtained before Closing but thereafter Finova declares a default or breach based upon a default of SCT before the Effective Date (including without limitation a default under ss.
     7.13 of the Finova Loan Agreement).

6. Condition to SCT's Obligation to Close. SCT's obligation to close this transaction shall be conditioned upon approval of the Amendment by Finova but only provided HAH shall request SCT seek Finova's consent and shall apply within thirty (30) days after the Effective Date; otherwise this condition shall be deemed waived.

7. The Closing. The Closing (herein called the "Closing") of this transaction shall take place at the offices of Thompson & Knight, LLP, 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, as soon as possible (but not earlier than the fifth (5th) business day after the Effective Date) on the first to occur of the following dates (or if such date falls on a Saturday, Sunday or holiday, on the next business day following): (i) the delivery to HAH of written approval from SCT's first mortgage lender (Finova) of written consent to the admission of HAH as general partner of SCT and the Amendment, together with the estoppel certificate described in Section 5(d) above, each as and if required; (ii) HAH's obtaining refinancing for SCT of the first mortgage loan obligations; (iii) the date One Hundred Twenty
     (120) days after the Effective Date (the "Outside Closing Date"); or (iv) a date mutually agreed to by HAH and SCT. Closing shall occur on that earliest business day at ten o'clock a.m. (said date and time herein called the "Closing Date"). At the Closing the following shall occur, each of which shall be a concurrent condition to the Closing:

(a) Title Company shall release from escrow and deliver to SCT the Cash Investment deposited pursuant to Section 1 above;

(b) SCT, the Limited Partners, and HAH will execute and deliver the Amendment, if not previously delivered;

(c) SCT shall deliver the estoppel certificate and consent of Finova described by Section 5(d) above (provided HAH shall have requested SCT to obtain Finova consent); and

(d) SCT and HAH shall each execute and deliver such other instruments and certificates as reasonably required by the Title Company, including without limitation a statement of application of funds at Closing.


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8.   Remedies. In the event that SCT shall fail to consummate this Agreement for any reason, except HAH's default or termination of this Agreement by SCT or HAH pursuant to the provisions hereof, HAH may either (a) terminate this Agreement by written notice thereof delivered to SCT on or before the Closing Date (in which case the Earnest Money and Additional Deposit shall be returned to HAH and the parties shall have no further right or obligation hereunder except for those which expressly survive termination), or (b) enforce specific performance of this Agreement, in either of which events HAH shall be deemed to have waived any action for damages against SCT for any default by SCT hereunder. In the event that HAH should fail to consummate this Agreement for any reason, except SCT's default or the termination of this Agreement by SCT or HAH pursuant to the provisions hereof, SCT shall be entitled to the Earnest Money as liquidated damages as SCT's sole and exclusive remedy hereunder. SCT and HAH agree that the Earnest Money has been set as liquidated damages for a default by HAH under this Agreement because of the difficulty and uncertainty of determining actual damages for such default. The Title Company shall pay the Earnest Money to SCT upon receipt of written notice from SCT that HAH has defaulted under this Agreement, and HAH agrees to take all such actions and execute and deliver all such documents necessary or appropriate to effect such payment. In the event of termination of this Agreement by SCT or HAH pursuant to the terms and provisions hereof, the parties shall have no further right or obligation hereunder (except for those which expressly survive termination) and the Earnest Money and Additional Deposit shall be returned to HAH.

9. NO REPRESENTATIONS OR WARRANTIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR IN ANY EXHIBIT ATTACHED HERETO, IT IS UNDERSTOOD AND AGREED THAT THE CONDITION OF THE PROPERTY AND INTERESTS ARE "AS IS" WITH ANY AND ALL FAULTS AND LATENT AND PATENT DEFECTS WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY BY SCT EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY EXHIBIT ATTACHED HERETO. SCT HAS NOT MADE AND DOES NOT HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS (EXCEPT AS EXPRESSLY SET FORTH HEREIN) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), ITS COMPLIANCE WITH ENVIRONMENTAL LAWS OR OTHER LAWS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, INCOME TO BE DERIVED THEREFROM OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, THE OBLIGATIONS, RESPONSIBILITIES OR LIABILITIES OF THE OWNER THEREOF, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY AND SCT HEREBY DISCLAIMS AND RENOUNCES ANY OTHER REPRESENTATION OR WARRANTY. HAH ACKNOWLEDGES AND AGREES THAT HAH IS ENTERING INTO THIS AGREEMENT WITHOUT RELYING (EXCEPT AS EXPRESSLY SET FORTH HEREIN UPON ANY SUCH REPRESENTATION, WARRANTY, STATEMENT OR OTHER ASSERTION, ORAL OR WRITTEN, MADE BY SCT OR ANY REPRESENTATIVE OF SCT OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT FOR OR ON BEHALF OF SCT WITH RESPECT TO THE PROPERTY BUT RATHER IS RELYING UPON ITS OWN EXAMINATION AND INSPECTION OF THE PROPERTY. HAH REPRESENTS THAT IT IS A KNOWLEDGEABLE HAH OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF ITS CONSULTANTS IN PURCHASING THE PROPERTY. THE TERMS AND CONDITIONS OF THIS SECTION SHALL EXPRESSLY SURVIVE THE CLOSING AND SHALL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENT. HAH FURTHER ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF THIS SECTION WERE A MATERIAL FACTOR IN THE DETERMINATION OF THE PURCHASE PRICE FOR THE PROPERTY.

10. Real Estate Commissions. HAH agrees to pay to Grace Realty (hereinafter called the "Agent") upon the Closing of the transaction contemplated hereby, and not otherwise, a cash commission (the "Commission") pursuant to a separate agreement with HAH. The Commission shall in no event be payable




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     unless  and  until  the  transaction   contemplated  hereby  is  closed  in
     accordance with the terms of this Agreement; if such transaction is not closed for any reason, including without limitation default by SCT or HAH or termination of this Agreement pursuant to the terms thereof, then the Commission will not be deemed to have been earned and shall not be due or payable. Each party hereto represents to the other that, except as set forth above with respect to the Agent, he has not authorized any broker or finder to act on his behalf in connection with the sale and purchase hereunder and that he has not dealt with any broker or finder purporting to act on behalf of any other party. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding (except as set forth above with respect to the Agent) alleged to have been made by such party or on his behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Agent agrees to indemnify and hold harmless SCT and HAH from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Agent or on its behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Agent is executing this Agreement to evidence Agent's agreement to the matters contained in this paragraph and is not otherwise a party to this Agreement. Notwithstanding anything to the contrary contained herein, this paragraph shall survive the Closing or any earlier termination of this Agreement.

11. Management before Closing.(a) Promptly after the Effective Date on a date mutually agreed upon by SCT and HAH after delivery of the Amendment, SCT shall deliver the exclusive management of the Property to HAH and HAH (or its wholly owned subsidiary, Homes for America Real Estate Services, Inc., a Texas corporation), acting as SCT's exclusive agent to rent, lease, manage, and operate the Property pursuant to the terms of this Section 11 and HAH's management agreement (the form of which is attached hereto and hereby incorporated) to the extent not inconsistent with this Section 11. The date of delivery of management of the Property is the "Transfer Date". HAH shall be entitled to accrue a management fee equal to five per cent (5%) of gross operating revenues of the Property from the date it commences management but shall not be paid that management fee until and unless Closing occurs.

(b) In the event the conditions to Closing set forth in Section 5 above shall not be satisfied and this Agreement is terminated, in addition to the Title Company immediately disbursing to HAH the Cash Investment, Earnest Money, and all other monies or interest thereon deposited by HAH, SCT shall reimburse to HAH, in cash or other immediately available funds a sum equal to (i) any and all cash advances made by HAH to the Property and applied to any Included Payable, any expense for which SCT or the Limited Partners is responsible, or any other operating expense, debt service, property taxes, management fees, capital improvements(including without limitation carpet, appliances, and HVAC units) incurred after the Transfer Date (collectively the "HAH Accrued Expenses"), for which sum HAH shall render an itemized accounting with customary supporting documents. HAH shall not be entitled to interest on such advances except as provided in the partnership agreement (as amended by the Amendment) for the Partnership. HAH shall nevertheless be entitled to current reimbursement from Property income for the direct expenses of operations. In the event on the date of termination SCT shall lack sufficient available cash (after lender required reserves) to reimburse HAH in full, HAH shall be entitled to receive from SCT and the Limited Partners a commercial promissory note, bearing interest at the rate of twelve per cent (12%) per annum, secured by the partnership interests of all the Limited Partners, in forms prepared to the reasonable satisfaction of HAH, which note shall be due and payable on sale or refinancing of the

                                   - Page 7 -

     Partnership or the Project and otherwise in not less than six (6) months from execution.

12. Attorneys' Fees and Legal Expenses.Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceeding.

13. Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) telecopy, addressed as follows:

         To SCT:                            11811 Preston Road, Suite 850
                                            Dallas, Texas 75252


         With a copy to:                    M. Lawrence Hicks, Jr., Esq.
                                            Thompson & Knight L.L.P.
                                            Suite 300
                                            1700 Pacific Avenue
                                            Dallas, Texas  75201

         To HAH:                            Attn.: President
                                            One Odell Plaza
                                            Yonkers, New York  10701

         With a copy to:                    Daniel G. Hayes, Esq.
                                            9324 West Street, Suite 101
                                            Manassas, Virginia  20110-5198


or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telecopy, upon receipt.

14. Complete Agreement. This Agreement embodies the complete agreement between the parties hereto with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement.

15. Modification. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except as provided herein or by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

16. Applicability. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

17. Date of this Agreement. The phrase "the date of this Agreement" or "Effective Date" used herein shall mean the date on which both SCT and HAH


                                   - Page 8 -
     have each executed this Agreement.

18.  Time. Time is of the essence of this Agreement.

19. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

20. Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

21. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

22. Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

23. Rule of Construction Inapplicable. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor either party against the other.

          IN  WITNESS   WHEREOF,   this   Agreement   is  executed  in  multiple
     counterparts by SCT and HAH as of the date first above written.


                                   - Page 9 -

Date of Execution by SCT:

November 30, 2001

St. Charles Townhomes Partners, L.P., a Texas limited partnership

By       Windridge Woodcrest Management, Inc., General Partner


                      /s/ Daniel Dower
         By:      ----------------------------
                  Daniel Dower, Vice President



Windridge Woodcrest Management, Inc., a Texas corporation

                      /s/ Daniel Dower
         By:      ----------------------------
                  Daniel Dower, Vice President

Date of Ecxecution: November 30, 2001


Date of Execution by HAH:

November 30, 2001

Homes for America Holdings, Inc., a Nevada corporation

                   /s/ Robert MacFarlane
By:             -----------------------------
                Robert A. MacFarlane, CEO




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